UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 8, 2022

Quantum FinTech Acquisition Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-40009 (Commission File Number)	85-3286402 (I.R.S. Employer Identification No.)
4221 W. Boy Scout Blvd., Suite 300 Tampa, FL (Address of principal executive offices)	33607 (Zip Code)
(813) 257-9366 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one redeemable Warrant	QFTA.U	The New York Stock Exchange
Common Stock, par value $0.0001 per share	QFTA	The New York Stock Exchange
Warrants, each warrant exercisable for one-half of one share of Common Stock at an exercise price of $11.50	QFTA WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Subsequent to the filing of the Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Original 10-K”) of Quantum FinTech Acquisition Corporation (the “Company”), the Company re-evaluated its application of ASC 815-40 to its accounting for the derivative liability as a result of the Subscription Agreements entered into on November 4, 2021, among the Company, TradeStation Group, Inc. (“TradeStation”) and the respective investors (the “Subscription Agreements”). Pursuant to the Subscription Agreements, additional shares may be issued to certain investors based on terms and conditions set forth in the Subscription Agreements. As a result, the Subscription Agreements create a potential obligation to issue additional shares and therefore, the Company should have classified this instrument to issue additional shares as a derivative liability (the “PIPE derivative liability”) in the Original 10-K. Under this accounting treatment, the Company is required to measure the fair value of the PIPE derivative liability on the date of issuance, and at the end of each reporting period and recognize any change in fair value in the Company’s operating results for the current period.

Additionally, the Company has re-evaluated its going concern assessment as of December 31, 2021. The Company has a commitment from Quantum Ventures LLC (the “sponsor commitment”) to provide working capital loans to the Company of up to $3,000,000, which the Company believed would alleviate any substantial doubt about the company’s ability to continue as a going concern that might have resulted from the need to raise additional capital. However, the Company did not consider that it needs approval from TradeStation to borrow amounts over $500,000, and it is uncertain whether any such approval could be obtained. As a result, the Company may not be able to utilize the sponsor commitment or obtain additional financing that it would require to continue as a going concern. Based on the re-evaluation, management has determined that there is substantial doubt about the Company’s ability to continue as a going concern, that should have been disclosed in the Company’s previously issued audited financial statements included in the Original 10-K (the “audited financial statements”).

As a result of the foregoing, on April 8, 2022, the audit committee of the Company’s board of directors concluded, after discussion with the Company’s management and Marcum LLP, the Company’s independent registered public accounting firm, that the audited financial statements should be restated and should no longer be relied upon. As such, the Company intends to restate the audited financial statements in Amendment No. 1 to the Original 10-K, to be filed with the SEC (the “Amendment”) to reclassify the additional shares issuable pursuant to the Subscription Agreements as a derivative liability and to disclose management’s going concern conclusion.

The Amendment will also include, among other things, additional information pertaining to the following items (i) the first amendment to the Merger Agreement among the Company, TradeStation and TSG Merger Sub, Inc., dated as of December 17, 2021 (as amended, the “Merger Agreement”), (ii) the additional shares as described in the Subscription Agreement and (iii) the incentive shares as described in the Subscription Agreement.

In connection with the restatement, the Company’s management determined that the Company’s disclosure controls and procedures as of December 31, 2021 were not effective due to material weaknesses in the Company’s internal control over financial reporting with respect to the Company’s compiling of information to prepare its financial statements in accordance with U.S. GAAP.

The above changes did not have any impact on the Company’s cash position and cash held in the trust account established in connection with the initial public offering.

The Company expects to file the Amendment as soon as practicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quantum FinTech Acquisition CorpORATION

By:	/s/ John Schaible
Name: Title:	John Schaible Chief Executive Officer

Date: April 8, 2022

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